Exhibit 99.1

Castellum Schedules Second Quarter 2026 Earnings Release and Conference Call

Call Scheduled for 10:00 am ET on Friday, August 7, 2026

VIENNA, Va., July 31, 2026 (GLOBE NEWSWIRE) – Castellum, Inc. (NYSE-American: CTM) (“Castellum” or the “Company”), a cybersecurity, electronic warfare, and software services company focused on the federal government, today announced it will release its financial results for the second quarter ended June 30, 2026, on Thursday, August 6, 2026, after the market close. The Company will host a conference call on Friday, August 7, 2026 at 10:00 am ET to discuss these results.

By Phone: To access the call, please dial (833) 461-5787 approximately 10 minutes prior to the start of the conference call and use the conference ID 900 517 065.

By Webcast: A live audio webcast of the conference call can be accessed via the Internet, on a listen-only basis at https://events.q4inc.com/attendee/900517065. The online archive of the webcast will be available on the Company’s website shortly after the call at www.investors.castellumus.com in the Investor Relations section under Events and Presentations.

About Castellum, Inc.

Castellum, Inc. (NYSE-American: CTM) is a technology company focused on leveraging the power of information technology to help solve our Nation’s most pressing national security challenges. CTM provides U.S. government and commercial clients with cybersecurity, software development, systems engineering, information / electronic warfare, program support, and data analytics services. It also offers subject matter expertise in artificial intelligence / machine learning, 5G technologies, model-based systems engineering, program management, information assurance, intelligence analysis, and CMMC compliance. In addition to constantly innovating and enhancing its organic capabilities, Castellum is executing strategic acquisitions of firms that share our passionate commitment to U.S. national security and have a history of bringing exceptional value to their clients. For more information visit: https://castellumus.com.

Contacts:

Castellum, Inc.

1934 Old Gallows Road, Suite 350

Vienna, VA 22182

Investor Relations:

The Equity Group

Lena Cati (212) 836-9611

lena.cati@theequitygroup.com

Val Ferraro (212) 836-9633

val.ferraro@theequitygroup.com